Exhibit 99.1

Imagis Technologies Agrees to Debt Conversion by Issuance of Shares

VANCOUVER, CANADA, July 30, 2003 - Imagis Technologies Inc. ("Imagis") (OTCBB:IGSTF; TSX-VEN:NAB; Germany:IGY) announced today that it has agreed to issue an aggregate of 613,868 Common Shares of Imagis at a deemed price of CDN$0.2925 per share, converting CDN$179,556.50 of debt owed to two arms-length creditors. The shares-for-debt transaction is subject to the acceptance of the TSX Venture Exchange.

The securities will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, "U.S. persons", as such term in defined in Regulation S promulgated under the Securities Act, except in certain transactions exempt from the registration requirements of the U.S. Securities Act.

This news release shall not constitute an offer to sell or an offer to buy the securities in any jurisdiction.

For more information on behalf of Imagis, please visit http://www.imagistechnologies.com.

ON BEHALF OF THE BOARD OF DIRECTORS

"Roy Trivett"
President and CEO, Imagis Technologies Inc.

IMAGIS INVESTOR CONTACT

John Lyotier
Manager, Marketing and Communications
Imagis Technologies Inc.
Phone: +1.604.684.2449
info@imagistechnologies.com